UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2009

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697                                          06-1449146
(Commission File Number)                     (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 19, 2009, Republic Airways Holdings Inc. (the “Company”) recapitalized Mokulele Flight Service, Inc. (“Mokulele”).  Pursuant to the recapitalization, the Company converted $3.0 million of its $8.0 loan and injected $3.0 million of cash in exchange for 50% of Mokulele’s common stock.

US Airways, Inc. (“US Airways”) gave notice to the Company pursuant to the Credit Agreement between US Airways and the Company (the“Credit Agreement”) that US Airways would borrow an additional $25 million from the Company in the form of a term loan, subject to US Airways meeting certain conditions precedent. These conditions were met and the loan was funded on March 19, 2009. The Company made an unsecured term loan to US Airways of $10 million on October 20, 2008.  A copy of the Credit Agreement was previously filed herewith as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated October 24, 2008.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

Date: March 20, 2009	By:	/s/ Robert H. Cooper
Name: Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer